UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: May 4, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Units Offering and Underwriting Agreement
On May 4, 2016, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), which provides for the offer and sale by the Partnership, and the purchase by the Underwriters, of an aggregate of 11,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $52.40 per Firm Unit. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 Common Units (the "Option Units" and, together with the Firm Units, the "Offered Units"), which option was exercised in full on May 6, 2016. The material terms of the offer and sale by the Partnership, and the purchase by the Underwriters, of the Firm Units and the Option Units (the "Units Offering") are described in the prospectus supplement, dated May 4, 2016 (the “Prospectus Supplement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 6, 2016 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Units Offering was registered with the Commission pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-197797), initially filed by the Partnership on August 1, 2014 (as amended, the “Registration Statement”).
The Units Offering with respect to the Offered Units closed on May 10, 2016. The Partnership received proceeds (net of underwriting discounts, commissions and offering expenses) from the Units Offering of approximately $655.1 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Units Offering to repay a portion of the notes assumed in the Partnership's previously-announced acquisition of the Standish refined petroleum products pipeline and a 75 percent interest in a natural gas liquids ("NGL") fractionator and related storage caverns, as described more fully below (the “Fractionator Transaction”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility, and, in such capacity, may receive a portion of the net proceeds from the Units Offering.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. Legal opinions relating to the Offered Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Fractionator Transaction

As previously announced, on May 4, 2016, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, Phillips 66 Company (“P66 Company”) and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66 (“PSX”). Pursuant to the Contribution Agreement, the Partnership acquired from P66 PDI, through a series of intercompany contributions, 100 percent of the limited liability company interests (the “Acquired Interests”) in each of Phillips 66 Plymouth LLC (“Plymouth LLC”), Phillips 66 Sweeny Frac Bravo LLC (“Bravo LLC”), Phillips 66 Sweeny Frac Charlie LLC (“Charlie LLC”) and Phillips 66 Sweeny Frac Delta LLC (“Delta LLC”) (the “Fractionator Transaction). Plymouth LLC owns the Standish Pipeline, a refined petroleum product pipeline system extending from the P66 Company Ponca City Refinery in Ponca City, Oklahoma, and terminating at the Partnership’s North Wichita Terminal in Wichita, Kansas. Each of Bravo LLC, Charlie LLC and Delta LLC owns a 25 percent limited partner interest in Phillips 66 Sweeny Frac LP (“Sweeny Frac LP”). Earlier this year, the Partnership acquired the other 25 percent limited partner interest in Sweeny Frac LP and 100 percent of the limited liability company interests in Phillips 66 Sweeny Frac GP LLC, which owns a noneconomic general partner interest in and is the sole general partner of Sweeny Frac LP. Sweeny Frac LP owns 100 percent of the limited liability company interests in Phillips 66 Sweeny Frac LLC ("Frac LLC"), which owns the assets described below:

•
An NGL fractionator at the P66 Company Sweeny refinery in Old Ocean, Texas, with the capacity to fractionate 100,000 barrels per day of Y-grade NGL into ethane, propane, butane, isobutane and natural gasoline.

•
Five storage caverns (the “Caverns”) located between the P66 Company Sweeny refinery and Freeport, Texas, that will have a combined capacity to store approximately 7.5 million barrels of Y-grade NGL, propane, and butane. Three of the Caverns are currently in service and the remaining two Caverns are expected to enter into service by the end of 2016.

The Fractionator Transaction closed on May 10, 2016. Total consideration of approximately $775 million was paid to P66 PDI in exchange for the Acquired Interests, consisting of the assumption by the Partnership of $675 million in the aggregate of notes payable to P66 Company (the “Sponsor Notes”), the issuance of 1,400,922 Common Units to P66 PDI and the issuance of 286,753 general partner units to the General Partner in order for the General Partner to maintain its two percent general partner interest in the Partnership, after giving effect to the Units Offering.

In connection with the Fractionator Transaction, the Partnership and its subsidiaries entered into the various agreements described below.

The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on May 4, 2016, and incorporated herein by reference.

Fourth Amendment to the Operational Services Agreement
On May 10, 2016, Phillips 66 Partners Holdings LLC and Phillips 66 Partners Carrier LLC, both subsidiaries of the Partnership, entered into a Fourth Amendment to the Operational Services Agreement (the "Operational Services Amendment") with Phillips 66 Pipeline LLC ("P66 Pipeline"). The Operational Services Amendment amends the parties’ existing Operational Services Agreement to, among other things, provide that the services provided to the Partnership by P66 Pipeline under the Operational Services Agreement will also be provided in support of the Acquired Interests and the operations of the Standish Pipeline, Sweeny Frac LP and Frac LLC.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Operational Services Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Assignment and Assumption of Notes

The information set forth under Item 2.03 below with respect to the Assignment and Assumption of Note agreements is incorporated herein by reference.

Relationships

Each of the parties to the various agreements described above is a direct or indirect subsidiary of PSX. As a result, certain individuals, including officers of PSX and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. P66 PDI currently (as of the date of this Current Report on Form 8-K and after giving effect to the transactions described herein) owns 60,162,787 common units of the Partnership representing a 60.8 percent limited partner interest in the Partnership based on the number of Common Units outstanding as of the date hereof. P66 PDI also owns an indirect two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the terms and conditions of the Contribution Agreement, the Fractionator Transaction closed on May 10, 2016. The description of the Fractionator Transaction contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 10, 2016, the Partnership entered into Assignment and Assumption of Note agreements (the "Assumption Agreements") with P66 Company and each of Bravo LLC, Charlie LLC and Delta LLC , pursuant to which the Partnership assumed the obligations of Bravo LLC, Charlie LLC and Delta LLC under the Sponsor Notes. Each of the Sponsor Notes matures on October 1, 2020, and bears interest at the rate of 3.0 percent per annum. Interest on the Sponsor Notes is payable quarterly and all principal and any accrued and unpaid interest on the Sponsor Notes is due and payable at maturity. The Sponsor Notes may be paid in whole or in part prior to that date with no penalty, and contain customary default provisions for failure to pay principal or interest.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Assumption Agreements, copies of which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The description in Item 1.01 above of the Partnership’s issuance of Common Units to P66 PDI on May 10, 2016, in connection with the closing of the Fractionator Transaction is incorporated in this Item 3.02 by reference. The issuance of the Common Units was completed in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

The audited financial statements of Sweeny Fractionator/Standish as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, which were included as Exhibit 99.2 in the Partnership’s Current Report on Form 8-K filed on May 4, 2016, are incorporated herein by reference.

(b)    Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Partnership as of March 31, 2016, and for the quarterly period ended March 31, 2016, and for each of the three years in the period ended December 31, 2015, which were included as Exhibit 99.3 in the Partnership’s Current Report on Form 8-K filed on May 4, 2016, are incorporated herein by reference.

(d) Exhibits

Exhibit No.		Description
1.1	--
Underwriting Agreement, dated as of May 4, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and Barclays Capital Inc. on behalf of itself and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Common Units
8.1	--	Opinion of Latham & Watkins LLP relating to tax matters
10.1	--	Fourth Amendment to the Operational Services Agreement, dated as of May 10, 2016, by and among Phillips 66 Partners Carrier LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Pipeline LLC.
10.2	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Bravo LLC.
10.3	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Charlie LLC.
10.4	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Delta LLC.
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)
23.2	--	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: May 10, 2016	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	--
Underwriting Agreement, dated as of May 4, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and Barclays Capital Inc. on behalf of itself and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

5.1	--	Opinion of Latham & Watkins LLP regarding the validity of the Common Units
8.1	--	Opinion of Latham & Watkins LLP relating to tax matters
10.1	--	Fourth Amendment to the Operational Services Agreement, dated as of May 10, 2016, by and among Phillips 66 Partners Carrier LLC, Phillips 66 Partners Holdings LLC, and Phillips 66 Pipeline LLC.
10.2	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Bravo LLC.
10.3	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Charlie LLC.
10.4	--	Assignment and Assumption of Note, dated as of May 10, 2016, by and among Phillips 66 Company, Phillips 66 Partners LP, and Phillips 66 Sweeny Frac Delta LLC.
23.1	--	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)
23.2	--	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto)